                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 SCHEDULE 14A

                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[X]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
[_]  Definitive Proxy Statement                 Commission Only (as permitted by
[_]  Definitive Additional Materials            Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Acorn Investment Trust
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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

Preliminary
-----------


                            Acorn Investment Trust
                      227 West Monroe Street, Suite 3000
                         Chicago, Illinois 60606-5016
                              1-800-____________






                                                                 August __, 1999



Dear Shareholder:

     You are cordially invited to attend a special meeting of shareholders of Acorn Investment Trust which will be held on Tuesday, September 28, 1999 at 9:00 a.m. Central time, at First Chicago Center, 30 South Dearborn Street, Plaza Level, Chicago, Illinois 60602.

     Among the matters scheduled for consideration at the meeting are the election of the trustees named in the attached proxy statement, and the approval of changes in certain fundamental investment restrictions for Acorn Fund and Acorn International, as more fully discussed in the proxy statement.

     Your vote is important. Please take the time to familiarize yourself with the Proposals. Then, please complete, sign and date the enclosed proxy card and return it in the enclosed envelope. [You may receive more than one proxy card if you own shares in more than one fund. Please sign and return each proxy card you receive.] This will ensure that your vote is counted, even if you can't attend the meeting in person.

     If you prefer, you may also vote by calling toll-free 1-800-848-3410 or via the Internet at www.proxyvote.com. For instructions on how to complete the proxy card, vote by telephone or via the Internet, please see the section entitled "More Information About The Meeting" in the proxy statement.

     Please call our proxy solicitor, D. F. King & Co., at 1-800-___-____ with any questions about voting.

                                Sincerely,



                                Irving B. Harris
                                Chairman of the Board

                            Acorn Investment Trust
                      227 West Monroe Street, Suite 3000
                         Chicago, Illinois 60606-5016
                                1-800-________



                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          Tuesday, September 28, 1999

     A special meeting of shareholders of Acorn Investment Trust ("Acorn" or the "Trust") will be held at First Chicago Center, 30 South Dearborn Street, Plaza Level, Chicago, Illinois 60602, at 9:00 a.m., Central time, on Tuesday, September 28, 1999. At the meeting, shareholders will be asked to vote on the following proposals:

1.   To elect 12 trustees;

2. [for Acorn Fund shareholders only] To approve changes in Acorn Fund's fundamental investment restrictions relating to borrowing, pledging securities, making loans and potentially conflicting investments;

3. [for Acorn International shareholders only] To approve a change in Acorn International's fundamental investment restriction relating to borrowing;

4. To ratify the selection of Ernst & Young LLP as the Trust's independent public accountants for the fiscal year ending December 31, 1999; and

5.   To transact any other business that properly comes before the meeting.

     Shareholders of record as of the close of business on August 1, 1999 are entitled to vote at the meeting (or any adjournments of the meeting). This proxy statement and proxy card are being mailed to shareholders on or about August [16], 1999.

                                       By Order of the Board of Trustees,

                                       Steven A. Radis
                                       Secretary

August [16], 1999
Chicago, Illinois


WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY CARD. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                            Acorn Investment Trust
                      227 West Monroe Street, Suite 3000
                         Chicago, Illinois 60606-5016
                               1-800-__________

                                Proxy Statement
                        Special Meeting of Shareholders
                              September 28, 1999

     This proxy statement is being sent to you by the board of trustees of Acorn Investment Trust. The board is asking you to complete and return the enclosed proxy card, permitting your shares of Acorn Fund, Acorn International, Acorn USA, Acorn Twenty or Acorn Foreign Forty to be voted at the meeting, even if you cannot attend the meeting in person. The meeting will be held at First Chicago Center, 30 South Dearborn Street, Plaza Level, Chicago, Illinois 60602, at 9:00 a.m. Central time, on Tuesday, September 28, 1999. Shareholders of record at the close of business on August 1, 1999 (called the "record date") are entitled to vote at the meeting.

     You should also have received Acorn's annual report to shareholders for the fiscal year ended December 31, 1998. If you would like another copy of the annual report, please call or write to Acorn at the address and telephone number shown at the top of this page. The report will be sent to you without charge.

     For convenience, Acorn Investment Trust is referred to in this proxy statement as "Acorn" or "the Trust." Acorn Fund, Acorn International, Acorn USA, Acorn Twenty and Acorn Foreign Forty are referred to individually as a "Fund" and together as the "Funds."

                             SUMMARY OF PROPOSALS

     This proxy statement covers four Proposals -- the election of trustees, the approval of changes to certain fundamental investment restrictions for Acorn Fund, the approval of a change to one fundamental investment restriction for Acorn International, and the ratification of the board's selection of Ernst & Young LLP as the Trust's independent auditors. The shareholders of all Funds will vote on the election of trustees and ratification of the selection of auditors. The shareholders of Acorn Fund and Acorn International will vote separately on the changes to investment restrictions affecting each Fund, as shown in the table below:

                   Proposal                                                       Fund
------------------------------------------------------------------------------------------------------------------------
                                                  Acorn         Acorn         Acorn USA      Acorn           Acorn
                                                  Fund      International                   Twenty       Foreign Forty
------------------------------------------------------------------------------------------------------------------------
1.  Election of Trustees                            X             X               X            X               X
------------------------------------------------------------------------------------------------------------------------
2.  Changes to Acorn Fund's Fundamental             X
    Investment Restrictions
------------------------------------------------------------------------------------------------------------------------
3.  Changes to Acorn International's                              X
    Fundamental Investment Restrictions
------------------------------------------------------------------------------------------------------------------------
4.  Ratification of Ernst & Young LLP as            X             X               X            X               X
    the Trust's Independent Auditors
------------------------------------------------------------------------------------------------------------------------

                                   PROPOSAL 1

                              ELECTION OF TRUSTEES

     The persons named on the accompanying proxy card intend to vote at the meeting (unless otherwise directed) FOR the election of the 12 nominees named below as trustees of the Trust. Eleven of the nominees currently serve as trustees. Each nominee has been recommended by the nominating committee of the board of trustees and each nomination was unanimously approved by the board of trustees.

     The nominating committee will also consider nominees recommended by shareholders to serve as trustees provided that shareholders submitting such recommendations comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act").

     Each trustee will be elected to hold office until the next meeting of shareholders or until his or her successor is elected and qualified. Each nominee has consented to being named herein and indicated his or her willingness to serve if elected. If any such nominee is unable to serve because of an event not now anticipated, the persons named as proxies may vote for another person designated by the board of trustees.

     The following table sets forth each nominee's position(s) with the Trust, date of birth, principal occupation or employment during the past five years, directorships and trusteeships and the date on which he or she first became a trustee of Acorn (or a director of Acorn's predecessor).

                                                                       Principal Occupation of Employment and
  Name and Date of Birth        Position(s) with the Trust                    Directorships/Trusteeships
  ----------------------        --------------------------                    --------------------------
Irving B. Harris             Trustee and Chairman of the       Chairman of the executive committee and director,
8/4/1910                     Board since 1970                  Pittway Corporation (multi-product manufacturer and
                                                               publisher); Chairman, William Harris Investors,
                                                               Inc. (investment adviser); Chairman, The Harris
                                                               Foundation (charitable foundation).

Ralph Wanger*                Trustee and President             Trustee and president, Wanger Advisors Trust;
6/21/1934                    since 1970                        Principal and portfolio manager, Wanger Asset
                                                               Management, L.P.; Director, Wanger Investment
                                                               Company plc.

James H. Lorie               Trustee and Vice Chairman of      Retired; Eli B. and Harriet B. Williams Professor
2/23/1922                    the Board since 1970              of Business Administration Emeritus, University of
                                                               Chicago Graduate School of Business; Director,
                                                               Thornburg Mortgage Asset Corp. (REIT) and Santa Fe
                                                               Natural Tobacco.

                                                                       Principal Occupation of Employment and
  Name and Date of Birth        Position(s) with the Trust                    Directorships/Trusteeships
  ----------------------        --------------------------                    --------------------------

Leo A. Guthart                  Trustee since 1994                Vice chairman, Pittway Corporation (multi-product
9/26/1937                                                         manufacturer and publisher); Chief executive
                                                                  officer, Pittway Corporation's Security Group of
                                                                  Companies which include ADEMCO (manufacturer of
                                                                  alarm equipment), ADI (distributor of security
                                                                  equipment), Fire Burglary Instruments (supplier of
                                                                  security control panels), First Alert Professional
                                                                  (alarm dealers), Alarm Net (cellular radio service)
                                                                  and Cylink Corporation (supplier of encryption
                                                                  equipment)(chairman of Cylink); Director,
                                                                  AptarGroup, Inc. (producer of dispensing valves,
                                                                  pumps and closures); Chairman of the board of
                                                                  trustees, Hofstra University.

Jerome Kahn, Jr.                Trustee since 1987                President, William Harris Investors, Inc.
4/13/1934                                                         (investment adviser); Director, Pittway Corporation
                                                                  (multi-product manufacturer and publisher).

Steven N. Kaplan                Nominee                           Neubauer Family Professor of Entrepreneurship and
12/21/1959                                                        Finance, University of Chicago Graduate School of
                                                                  Business; Director, ImageMax.

David C. Kleinman               Trustee since 1972                Adjunct professor of strategic management;
10/12/1935                                                        University of Chicago Graduate School of Business;
                                                                  Business consultant; Chairman of the Board, Irex
                                                                  Corporation (insulation contractor); Director, Sonic
                                                                  Foundry, Inc. (software); FirstCom Corp., (competitive
                                                                  local exchange carrier); Organics Management Company
                                                                  (organic waste processor); Wisconsin Paper & Products
                                                                  (paper merchant); Plymouth Tube Company (seamless and
                                                                  welded metal tubing); Member of the advisory board,
                                                                  DSC Logistics Company (warehousing and logistics
                                                                  services).

Charles P. McQuaid*             Trustee and Senior Vice           Trustee and Senior Vice President, Wanger Advisors
8/27/1953                       President since 1992              Trust; Principal, portfolio manager and director of
                                                                  research, Wanger Asset Management, L.P.

Roger S. Meier                  Trustee since 1991                CEO and Chairman of the Board, AMCO, Inc.
1/18/1926                                                         (investment and real estate management); President,
                                                                  AMCO, Inc. 1986-1999; Director and advisory board
                                                                  member, Key Bank of Oregon (banking); Chairman of
                                                                  Investment Council and member of Committee of
                                                                  Legacy Systems (hospital); Executive director and
                                                                  chairman of investment committee, Portland Art
                                                                  Museum.

Allan B. Muchin                 Trustee since 1998                Partner, Katten, Muchin & Zavis (law firm);
1/10/1936                                                         Director, Alberto-Culver Company (toiletries).

Robert E. Nason                 Trustee since 1998                Private investor; Director, Fairfax
7/26/1936                                                         Insurance Limited (privately owned insurance
                                                                  company); from 1990-1998, Executive partner, chief
                                                                  executive officer and member of the executive
                                                                  committee of Grant Thornton LLP (public accounting
                                                                  firm) and member of the policy board of Grant
                                                                  Thornton International.

                                                                       Principal Occupation of Employment and
  Name and Date of Birth        Position(s) with the Trust                    Directorships/Trusteeships
  ----------------------        --------------------------                    --------------------------
Katherine Schipper              Trustee since 1998                Eli B. and Harriet B. Williams Professor of
10/04/1949                                                        Accounting, KPMG Peat Marwick Faculty Research
                                                                  Scholar and Director of the Institute of
                                                                  Professional Accounting, University of Chicago
                                                                  Graduate School of Business; Visiting Professor at
                                                                  Fuqua School of Business, Duke University, in the
                                                                  academic year 1999-2000.

     *Mr. Wanger and Mr. McQuaid are trustees who are interested persons of Acorn as defined in the Investment Company Act of 1940, and of WAM.

     The address of Messrs. Harris and Kahn is Two North LaSalle Street, Suite 400, Chicago, Illinois 60602; the address of Messrs. Wanger and McQuaid is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606; the address of Messrs. Lorie, Kleinman and Kaplan and of Ms. Schipper is 1101 East 58th Street, Chicago, Illinois 60637; the address of Mr. Guthart is 165 Eileen Way, Syosset, New York 11791; the address of Mr. Meier is 1211 S.W. Fifth Avenue, Portland, Oregon 97204; the address of Mr. Muchin is 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661; and the address of Mr. Nason is 567 Rockefeller Road, Lake Forest, Illinois 60045.

     Committees of the Board of Trustees. Acorn's board of trustees currently has five committees:

 .    Executive Committee. Messrs. Harris, Lorie, and Wanger are members, and Mr.
     McQuaid is an alternate member, of the executive committee, which has authority during intervals between meetings of the board of trustees to exercise the powers of the board, with certain exceptions.

 .    Audit Committee. Messrs. Kleinman and Nason and Ms. Schipper serve on the audit committee of the board of trustees. The audit committee recommends independent auditors to the trustees, monitors the auditors' performance, reviews the results of each Fund's audit and responds to other matters deemed appropriate by the board of trustees.

 .    Pricing Committee. Messrs. Wanger, Harris and McQuaid are members, and
     Messrs. Guthart and Lorie are alternate members, of the pricing committee of the board of trustees. The pricing committee determines valuations of portfolio securities held in any Fund in instances in which the routine valuation procedures adopted by the board of trustees do not produce a fair value.

 .    Investment Advisory Agreements Committee. Messrs. Meier, Guthart, Kahn,
     Kleinman and Muchin are members of the investment advisory agreement committee of the board of trustees, which makes recommendations to the board of trustees regarding the continuation or amendment of the investment advisory agreements between the Trust and WAM.

 .    Nominating Committee. Messrs. Lorie, Harris, McQuaid, Meier, Muchin, Nason
     and Wanger serve on the nominating committee of the board of trustees, which considers and recommends candidates for election to the board of trustees.

     During the fiscal year ended December 31, 1998, the board of trustees held six meetings, the audit committee held three meetings, the pricing committee held four meetings and the nominating committee held three meetings. The executive committee and the investment advisory agreements committee did not meet. All of the trustees and committee members then serving attended at least 75% of the meetings of the board of trustees or applicable committee, if any, held during the fiscal year ended December 31, 1998.

     Officers. Mr. Wanger is president and Mr. McQuaid is senior vice president of Acorn. The table of trustees on page 2 gives more information about Mr. Wanger and Mr. McQuaid. The following table lists the name, date of birth, position(s) with the Trust and business history for the past five years of each of the Trust's other officers. Each officer serves until his successor is chosen and qualified or until his resignation or removal by the board of trustees. The business address of all officers of the Trust is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.


  Name and Date of Birth        Position(s) Held with the Trust   Principal Occupation(s) During Past Five Years
  ----------------------        -------------------------------   ----------------------------------------------
Margaret M. Forster             Vice President                    Principal since January 1, 1999, and analyst and
1/28/1960                                                         portfolio manager since 1994, Wanger Asset Management,
                                                                  L.P.; assistant professor of finance, Kellogg Graduate
                                                                  School of Management, Northwestern University, 1993-1994.

Marcel P. Houtzager             Vice President                    Principal, analyst and portfolio manager, Wanger Asset
10/26/1960                                                        Management, L.P.; Vice President, Wanger Advisors Trust.

Kenneth A. Kalina               Assistant Treasurer               Fund controller, Wanger Asset Management, L.P., since
8/4/1959                                                          September 1995; Assistant Treasurer, Wanger Advisors
                                                                  Trust; prior thereto, Treasurer of the Stein Roe Mutual Funds.

Bruce H. Lauer                  Vice President, Assistant         Managing Director (since February 1999) and Chief Administrative
7/22/1957                       Secretary and                     Officer (since April 1995), Wanger Asset Management, L.P.;
                                Treasurer                         Vice President, Assistant Secretary and Treasurer, Wanger Advisors
                                                                  Trust; prior to April 1995, First vice president, investment accounting, Kemper Financial Services, Inc.; Director, Wanger
                                                                  Investment Company plc; Director, New Americas Small Cap Fund.

Robert A. Mohn                  Vice President                    Principal since 1998, analyst and portfolio manager, Wanger Asset
9/13/1961                                                         Management, L.P.; Vice President, Wanger Advisors Trust.

John H. Park                    Vice President                    Principal since 1998, analyst and portfolio manager, Wanger Asset
5/30/1967                                                         Management, L.P. (since 1993); Vice President, Wanger Advisors
                                                                  Trust.


  Name and Date of Birth     Position(s) Held with the Trust     Principal Occupation(s) During Past Five Years
  ----------------------     -------------------------------     ----------------------------------------------
Steven A. Radis              Secretary                           Managing Director, Chief Marketing Officer, Wanger Asset
8/24/1962                                                        Management, L.P. since April 1999; Secretary, Wanger
                                                                 Advisors Trust; Vice President, Corporate and  Marketing
                                                                 Communications, Zurich Kemper Life (January 1998-March 1999);
                                                                 First Vice President, Corporate Communications, Zurich
                                                                 Kemper Investments (January 1987-December 1997).

Mark H. Yost                 Vice President                      Analyst and portfolio manager, Wanger Asset Management, L.P.,
6/28/1963                                                        since October 1995; Vice President, Wanger Advisors Trust;
                                                                 prior thereto, investment analyst, First Chicago Corporation.

Leah J. Zell                 Vice President                      Principal, analyst and portfolio manager, Wanger Asset
5/23/1949                                                        Management, L.P.; Vice President, Wanger Advisors Trust.

     Mr. Wanger and Ms. Zell are married to each other.

     Compensation of Trustees and Officers. Messrs. Wanger and McQuaid and the other officers of the Trust do not receive any compensation from the Trust. During 1998 the funds paid fees aggregating $302,000 to board members who were not affiliated with WAM. The following table sets forth the total compensation, (including any amounts deferred, as described below) paid by the Trust during the fiscal year ended December 31, 1998 to each of the trustees of the Trust:

                                                 Aggregate Compensation from:
----------------------------------------------------------------------------------------------------------------------
                                                                                                 Acorn
                                                  Acorn          Acorn           Acorn          Foreign          Fund
Name of Trustee              Acorn Fund       International       USA          Twenty(+)        Forty(+)       Complex
----------------------------------------------------------------------------------------------------------------------
Irving B. Harris              60,800             27,500          2,700             0               0           $91,000

Leo A. Guthart                23,450             10,500          1,050             0               0           $35,000

Jerome Kahn, Jr.              23,450             10,500          1,050             0               0           $35,000

David C. Kleinman             23,450             10,500          1,050             0               0           $35,000

James H. Lorie                23,950             10,500          1,050             0               0           $35,500

Charles P. McQuaid                 0                  0              0             0               0                 0

Roger S. Meier                23,450             10,500          1,050             0               0           $35,000

Adolph Meyer, Jr.*            19,430              8,700            870             0               0           $29,000

Allan B. Muchin**              1,452                650             65             0               0           $ 2,167

Robert E. Nason**              1,452                650             65             0               0           $ 2,167

Katherine Schipper**           1,452                650             65             0               0           $ 2,167

Ralph Wanger                       0                  0              0             0               0                 0
-------------------------------------------------------------------------------------------------------------------------------

     (+)   Since November 23, 1998.
      *    Served on the Board of the Trust until December 31, 1998.

     ** Elected to the Board of the Trust effective December 1, 1998.

     The officers and trustees affiliated with WAM serve without any compensation from the Trust. Acorn has adopted a deferred compensation plan (the "Plan") for its non-interested trustees. Under the Plan, the trustees who are not "interested persons" of Acorn or WAM ("participating trustees") may defer receipt of all or a portion of their compensation from the Trust in order to defer payment of income taxes or for other reasons. The deferred compensation payable to a participating trustee is credited to such trustee's deferral account as of the business day such compensation would have been paid to such trustee. The deferred compensation accrues income from the date of credit in an amount equal to the amount that would have been earned had the participating trustee invested his or her compensation in shares of one or more of the funds. If a participating trustee retires, such trustee may elect to receive payments under the plan in a lump sum or in equal annual installments over a period of five years. If a participating trustee dies, any amount payable under the Plan will be paid to that trustee's beneficiaries. Each fund's obligation to make payments under the Plan is a general obligation of that fund. No fund is liable for any other fund's obligations to make payments under the Plan.

     As of May 31, 1999, the trustees and officers of Acorn as a group owned beneficially less than 1% of the outstanding shares of the Funds.

     Required Vote. In accordance with the Trust's Agreement and Declaration of Trust, the vote of a plurality of all of the shares of the Funds voted at the Meeting is required to elect the nominees. Each share is entitled to one vote.

                          PROPOSALS 2(a) THROUGH 2(d)
                CHANGES TO FUNDAMENTAL INVESTMENT RESTRICTIONS
                      For Shareholders of Acorn Fund Only

     The board of trustees recommends that shareholders vote FOR the amendment of certain fundamental investment restrictions for Acorn Fund.

     Each of the proposed changes is described below. All of Acorn Fund's current restrictions are set forth in Acorn's Statement of Additional Information.

Proposal 2(a) - Elimination of restriction regarding ownership of securities of issuers in which affiliates of the Trust have invested.

     Acorn Fund now has a fundamental policy that currently states that the Fund will not:

     Purchase or retain securities of a company if all of the trustees and officers of the Trust and of its investment adviser who individually own beneficially more than 1/2% of the securities of the company collectively own beneficially more than 5% of such securities.

     This restriction is not required by the 1940 Act, but was formerly required by a state law that no longer applies to the Fund. The purpose of the state law that required this restriction was to reduce conflicts of interest in the management of mutual funds. However, the policy focused on fund investments rather than investments by fund officers and trustees. Acorn has a code of ethics that was adopted in accordance with the rules of the Securities and Exchange Commission and governs the personal securities transactions of Acorn's officers and trustees, and the employees of WAM. The board of trustees believes that the restrictions on personal investments in the code of ethics are a better way to prevent the occurrence of conflicts of interest. Therefore, it is proposed that this restriction be eliminated.

Proposal 2(b) - Amendment of restriction regarding borrowing.

     Acorn Fund's existing fundamental restriction regarding borrowing is proposed to be amended as shown below, with new language underscored and language that will be deleted stricken through:

     [The Fund will not:]

          Borrow money except (a) from banks for temporary or emergency purposes (language to be stricken out [at fixed rates of interest]) in amounts not exceeding (language to be stricken out [10%]) 33% of the value of the fund's assets at the time of borrowing, and (b) in connection with transactions in options and in securities index futures.

     The 1940 Act requires that a fund state a fundamental policy regarding borrowing. As currently stated, Acorn Fund's restriction is significantly more limiting than the requirements of the 1940 Act. The proposed amendment would make two changes: it would allow the Fund to borrow up to 33% of the value of its total assets, the maximum amount allowed by law, and it would permit those borrowings to be at floating rates of interest. As under the current restriction, any borrowings would be from banks and would be for temporary or emergency purposes (generally to meet redemptions).

     The increase in the maximum amount of Acorn Fund's borrowings would give the Fund more flexibility to borrow to meet its temporary or emergency cash flow needs. Because any such borrowings would be for temporary or emergency purposes, and not for the purpose of generating cash to make investments, the Fund will not purchase any new portfolio securities when its borrowings, less amounts receivable from the sale of its portfolio securities, exceed 5% of its total assets.

     The proposed amended restriction would eliminate the need for the Fund to obtain loans at fixed rates of interest. Acorn currently has a line of credit under which each of the Funds may borrow. The rate of interest on borrowings by each of the other Funds bears interest at a floating rate; any borrowings by Acorn Fund are at a fixed rate of interest, which could be more costly. If the proposed amendment to the restriction on borrowing is approved, Acorn Fund would be able to borrow at either a fixed or a floating rate of interest, which could reduce the cost of the line of credit to Acorn Fund.

Proposal 2(c) - Amendment of restriction regarding pledging of assets.

     Acorn Fund's existing fundamental restriction regarding pledging of assets is proposed to be amended as shown below, with new language underscored and language that will be deleted stricken through:

     [The Fund will not:]

          Pledge, mortgage or hypothecate its assets, except in connection with permitted borrowings (language to be stricken out [for temporary or emergency purposes and then to an extent not greater than 15% of its assets at cost, and except in connection with transactions in options and in securities index futures.]).

     The proposed change to the restriction on pledging is intended to conform it to the Fund's restriction on borrowing. The elimination of the 15% limit on pledging will allow the Fund to give a bank lender a security interest in Fund assets to secure borrowings by the Fund, if doing so is determined by the board of trustees to be in the best interests of the Fund and its shareholders.

Proposal 2(d). - Amendment of restriction regarding loans.

     Acorn Fund's existing fundamental policy regarding loans currently states:

          It is also a fundamental policy of Acorn Fund to make loans to the extent that investment in debt securities may be considered to constitute the making of loans (subject to the 10% limitation stated in [the Fund's restriction on purchasing unregistered securities]).

     The proposed new restriction provides that the Fund may not:

          Make loans, but this restriction shall not prevent the Fund from (a) buying a part of an issue of bonds, debentures, or other obligations that are publicly distributed, or from investing up to an aggregate of 15% of its total assets (taken at market value at the time of each purchase) in parts of issues of bonds, debentures or other obligations of a type privately placed with financial institutions, (b) investing in repurchase agreements, or (c) lending portfolio securities, provided that it may not lend securities if, as a result, the aggregate value of all securities loaned would exceed 33% of its total assets (taken at market value at the time of such loan).

     The proposed amendment will permit the Fund to do two things it cannot now do - invest in repurchase agreements and lend portfolio securities.

     A repurchase agreement is a transaction in which a fund purchases a security from a bank or securities dealer and simultaneously agrees to re-sell that security to the bank or dealer at an agreed upon price on a set date. Acorn USA, Acorn Twenty and Acorn Foreign Forty use repurchase agreements as a way to put otherwise uninvested cash to work, and Acorn Fund expects to do the same thing if the proposed change is approved. Repurchase agreements carry risks related to the creditworthiness of the counterparty, but Acorn Fund would enter into repurchase agreements only with banks and dealers WAM believes present minimal credit risks and the obligations or the counterparty would be fully secured. WAM periodically reviews and monitors the creditworthiness of repurchase agreement counterparties.

     The proposed new restriction would also permit Acorn Fund to loan its portfolio securities, up to a limit of 33% of the Fund's total assets. Banks and broker-dealers often need to borrow securities to fulfill their own obligations and will pay the lender of the security. In a securities lending program, the borrower's obligations are generally fully collateralized. The lending fund generally receives any income generated by the loaned security and retains all or part of the income earned by the invested collateral. The lending fund can generally call the loan and regain the security to regain its right to vote on matters affecting that security. Securities lending can present risks if the borrower defaults, and the lending fund could incur costs or delays in enforcing its rights.

     Acorn has periodically evaluated whether lending the portfolio securities of the Funds would be desirable and has concluded in the past that the additional income that would be generated by a securities lending program would not justify the administrative burden and risk. However, the board of trustees believes that it would be desirable to have the ability to implement a securities lending program if, at a later date, the board should determine that doing so is in the best interests of the Fund and its shareholders.

     Required Vote. Approval of each part of Proposal 2 requires the affirmative vote of the lesser of (a) 67 percent or more of the voting shares of Acorn Fund present at the meeting, if the holders of more than 50 percent of the outstanding voting shares of Acorn Fund are present or represented by proxy, or
(b) more than 50 percent of the outstanding voting shares of Acorn Fund Shares of the other Funds are not entitled to vote on Proposal 2.

                                  PROPOSAL 3
                 CHANGE TO FUNDAMENTAL INVESTMENT RESTRICTION
                 For Shareholders of Acorn International Only

     The board of trustees recommends that shareholders vote FOR the amendment of Acorn International's fundamental investment restriction relating to borrowing. All of Acorn International's current restrictions are set forth in Acorn's Statement of Additional Information.

     Acorn International's existing fundamental restriction regarding borrowing is proposed to be amended as shown below, with new language underscored and language that will be deleted stricken through:

     [The Fund will not:]

          Borrow money except (a) from banks for temporary or emergency purposes in amounts not exceeding 33% (language to be stricken out [10%]) of the value of the fund's total assets at the time of borrowing, and (b) in connection with transactions in options, futures and options on futures.

     The proposed language allows the Fund to borrow up to 33% of the value of its total assets, the maximum amount allowed by law. As under the current restriction, any borrowings would be from banks and would be for temporary or emergency purposes (generally to meet redemptions).

     The increase in the maximum amount of Acorn Fund's borrowings would give the Fund more flexibility to borrow to meet its temporary or emergency cash flow needs. Because any such borrowings would be for temporary or emergency purposes, and not for the purpose of generating cash to make investments, the Fund will not purchase any new portfolio securities when its borrowings, less amounts receivable from the sale of its portfolio securities, exceed 5% of its total assets.

     Required Vote. Approval of Proposal 3 requires the affirmative vote of the lesser of (a) 67 percent or more of the voting shares of Acorn International present at the meeting, if the holders of more than 50 percent of the outstanding voting shares of Acorn International are present or represented by proxy, or (b) more than 50 percent of the outstanding voting shares of Acorn International. Shareholders of the other Funds are not entitled to vote on Proposal 3.


                                   PROPOSAL 4
                     RATIFICATION OF SELECTION OF AUDITORS

     The board of trustees recommends that the shareholders of each Fund ratify the board of trustees' selection of Ernst & Young LLP as independent public accountants for each Fund for the fiscal year ending December 31, 1999.

     For the year ended December 31, 1998, Ernst & Young LLP examined the financial statements of the Trust and provided consultation on financial accounting, reporting and tax matters. Representatives of Ernst & Young LLP will be present at the Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions presented at the meeting.

     Required Vote. Approval of the selection of auditors for a Fund requires the affirmative vote of a majority of the shares of that Fund represented at the Meeting in person or by proxy, if a quorum is present.

     The board of trustees of Acorn, including all of the trustees who are not affiliated with Acorn, unanimously recommends that shareholders of the Funds vote FOR ratification of the selection of auditors.


                          MORE INFORMATION ABOUT ACORN

Organization and Management of the Trust

     The Trust is a Massachusetts business trust organized on April 21, 1992. The Trust is an open-end management investment company, currently with five series: Acorn Fund, Acorn International, Acorn USA, Acorn Twenty and Acorn Foreign Forty. Acorn Fund began operations in 1970 as The Acorn Fund, Inc., and was reorganized as the Acorn Fund series of the Trust, effective June 30, 1992. Acorn International and Acorn USA began operations on September 23, 1992 and September 4, 1996, respectively. Acorn Twenty and Acorn Foreign Forty each began operations on November 23, 1998.

     The Trust is governed by a board of trustees, which is responsible for protecting the interests of the shareholders of the Funds. The trustees are experienced executives and professionals who meet at regular intervals to oversee the activities of the Trust and the Funds. A majority of the trustees are not otherwise affiliated with Acorn or WAM.

Investment Adviser

     Wanger Asset Management, L.P. ("WAM"), serves as the investment adviser for the funds and for other institutional accounts. WAM is a limited partnership managed by its general partner, Wanger Asset Management, Ltd. ("WAM Ltd."), whose stockholders are Ralph Wanger, Charles P. McQuaid, Leah J. Zell, Marcel P. Houtzager, Robert A. Mohn, John H. Park and Margaret M. Forster. Ralph Wanger is the president of WAM Ltd. WAM is located at 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

Distributor

     Shares of each Fund are offered for sale by WAM Brokerage Services, L.L.C. ("WAM BD") without any sales commissions, 12b-1 fees or other charges to the Funds or their shareholders. WAM BD is wholly-owned by WAM and WAM Ltd. All distribution expenses relating to the Funds are paid by WAM, including the payment or reimbursement of any expenses incurred by WAM BD. WAM BD offers the Funds' shares only on a best efforts basis. WAM BD is located at 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.


                       MORE INFORMATION ABOUT THE MEETING

     Date of Mailing. This proxy statement and enclosed proxy are being mailed to shareholders on or about August [16], 1999.

     Shareholders. At the record date, the Funds had the following numbers of shares outstanding:

               Fund                       # Shares
               ----                       --------
               Acorn Fund

               Acorn International

               Acorn USA

               Acorn Twenty

               Acorn Foreign Forty

Of those shares, the only persons known to own of record or beneficially 5% or more of the outstanding shares of any Fund as of the record date were:

                                                                Percentage of
                                                                -------------
                                                              Outstanding Shares
                                                              ------------------
Name and Address                               Fund                 Held
----------------                               ----                 ----

Charles Schwab & Co. Inc./(1)/          Acorn Fund
101 Montgomery Street                   Acorn International
San Francisco, CA 94104-4122            Acorn USA
                                        Acorn Twenty
                                        Acorn Foreign Forty

National Financial Services Corp./(1)/  Acorn International
P.O. Box 3908                           Acorn USA
Church Street Station                   Acorn Foreign Forty
New York, NY 10008-3908

State of Illinois Employees Deferred    Acorn Fund
Compensation Plan/(2)/
604 Stratton Office Bldg.
Springfield, IL 62706-0001

Donaldson Lufkin & Jenrette             Acorn USA
Securities Corp./(1)/
Mutual Funds, 5th Floor
P.O. Box 2052
Jersey City, NC 07303-2052

FirstCinco Reinvest/(1)/                Acorn USA
P.O. Box 640229
Cincinnati, OH 45264-0001

-------------------
(1)  Shares are held of record on behalf of customers, and not beneficially.
(2) Shares are held of record on behalf of plan participants, and not beneficially.

     How Proxies Will Be Voted. All proxies solicited by the board of trustees that are properly executed and received prior to the meeting, and which are not revoked, will be voted at the meeting. Shares represented by those proxies will be voted in accordance with the instructions marked on the proxy. If no instructions are specified, shares will be voted FOR each proposal.

     Revoking a Proxy. At any time before it has been voted, you may revoke your proxy by: (1) sending a letter saying that you are revoking your proxy to the Secretary of Acorn Investment Trust at the Trust's offices located at 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606; (2) properly executing a later-dated proxy; or (3) attending the meeting, requesting return of any previously delivered proxy and voting in person.

     How You May Vote. You may vote your shares by mail (by signing and returning the enclosed proxy card), by telephone, or over the Internet. The trustees have been advised by counsel that Massachusetts law and Acorn's Agreement and Declaration of Trust and Bylaws permit voting by shareholders in accordance with these procedures.

     Internet Voting. You may give your voting instructions via the Internet by logging on to Acorn's website at www.proxyvote.com. From there, you will be given instructions on how to submit your vote. Management Information Services Corp. ("MIS"), which has been engaged by Acorn to provide proxy-related services--will record your instructions and transmit them to the official tabulator and, within 72 hours, send you a letter or mailgram to confirm your vote. That letter will also provide you with instructions on how to proceed if the confirmation does not reflect your voting instructions correctly.

     Telephone Voting. You may give your voting instructions over the telephone by calling 1-800-848-3410. A representative of D.F. King will answer your call. When receiving your instructions by telephone, the D.F. King representative is required to ask you for your full name, address, social security or employer identification number, title (if the person giving the proxy is authorized to act for an entity, such as a corporation), the number of shares of a Fund owned and to confirm that you have received the proxy statement in the mail. If the information you provide matches the information provided to D.F. King by Acorn, then the D.F. King representative will explain the process. D. F. King is not permitted to recommend to you how to vote, other than to read any recommendation included in the proxy statement. D.F. King will record your instructions and transmit them to the official tabulator and, within 72 hours, send you a letter or mailgram to confirm your vote. That letter will also ask you to call D.F. King immediately if the confirmation does not reflect your instructions correctly.

     As the meeting date approaches, you may receive a call from a representative of D.F. King if Acorn has not yet received your vote. D. F. King may ask you for authority, by telephone or by electronically transmitted instructions, to permit D. F. King to sign a proxy on your behalf. D.F. King will record all instructions it receives from shareholders by telephone or electronically, and the proxies it signs in accordance with those instructions, in accordance with the procedures set forth above. The trustees believe those procedures are reasonably designed to determine accurately the shareholder's identity and voting instructions.

     Voting by Mail. If you wish to participate in the Meeting, but do not wish to give a proxy by telephone or via the Internet, you can still complete, sign and mail the proxy card received with the proxy statement or attend the Meeting in person. You can revoke any proxy, whether given in writing, by telephone, or electronically, in accordance with the procedures outlined above under "Revoking a Proxy."

     More Information About Proxies Will Be Solicited. Solicitation of proxies by personal interview, mail, telephone and electronic mail may be made by officers and trustees of Acorn and employees of WAM, none of whom will receive any additional compensation for such service, and third-party solicitation agents. All costs incurred in connection with the Meeting (including the cost of solicitation of proxies) will be paid by Acorn. Acorn has engaged D.F. King and MIS to assist in the solicitation of proxies. It is anticipated that the cost of the proxy solicitation services provided by D.F. King will be approximately $_______, and the cost of services provided by MIS will be approximately _______.

     Quorum, Voting at the Meeting and Adjournment. Thirty percent of the shares entitled to vote present in person or represented by proxy constitutes a quorum for the transaction of business at the meeting. On proposals for which shareholders of a Fund vote separately, thirty percent of the shares of the Fund entitled to vote at the meeting present in person or represented by proxy constitutes a quorum of that Fund. For purposes of determining the presence or absence of a quorum and for determining whether sufficient votes have been received for approval of any matter to be acted upon at the meeting, abstentions and broker non-votes will be treated as shares that are present at the meeting but have not been voted.

     Approval of Proposal 1 will require the affirmative vote of a plurality of the shares of the Funds, voting together, represented at the Meeting in person or by proxy, if a quorum is present. Abstentions and broker non-votes will have the practical effect of a "No" vote on Proposal 1.

     Each part of Proposal 2 and Proposal 3 must be voted on separately, and approval will require the affirmative vote of the lesser of (a) 67 percent or more of the voting shares of the affected Fund present at the meeting, if the holders of more than 50 percent of the outstanding voting shares of that Fund are present or represented by proxy, or (b) more than 50 percent of the outstanding voting shares of that Fund. Abstentions and broker non-votes will have the practical effect of a "No" vote if adoption of each of Proposals 2(a) -
(d) and Proposal 3 is to be determined pursuant to item (a) and will have no effect on the outcome of the vote if adoption is to be determined pursuant to item (b).

     Approval of Proposal 4 for a Fund will require the affirmative vote of a majority of the shares of that Fund represented at the Meeting in person or by proxy, if a quorum is present. Abstentions and broker non-votes will have the practical effect of a "No" vote on Proposal 4.

     If a quorum is not present in person or by proxy at the meeting, or if a quorum is present at the meeting but not enough votes to approve a proposal are received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any proposal for adjournment for a Fund will require the vote of a majority of the shares of that Fund represented at the meeting in person or by proxy. A vote may be taken on one of the proposals in this proxy statement before adjournment if a quorum is present and sufficient votes have been received for approval.

                                 OTHER MATTERS

     The board of trustees of Acorn knows of no other matters that are intended to be brought before the meeting. If other matters are presented for action, the proxies named in the enclosed form of proxy will vote on those matters in their sole discretion.


                             SHAREHOLDER PROPOSALS

     Acorn is not required, and does not intend, to hold annual meetings of shareholders. Therefore, no date can be given by which a proposal by a shareholder for consideration at such a meeting must be submitted. Any such proposal should be submitted in writing to the Secretary of the Trust at its principal offices at 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606-5016. Upon submitting a proposal, the shareholder shall provide the Trust with a written notice which includes the shareholder's name and address, the number of shares of each Fund that such shareholder holds of record or beneficially, the dates upon which such shares were acquired, and documentary support for a claim of beneficial ownership.


                                   By order of the Board of Trustees,

                                   Steven A. Radis
                                   Secretary

August [16], 1999

                          VOTE THIS PROXY CARD TODAY!
       YOUR PROMPT RESPONSE WILL SAVE THE EXPENSE OF ADDITIONAL MAILINGS

           Please fold and detach card at perforation before mailing

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1, FOR Proposal 2(a-d), and FOR Proposal 3 and 4, in the sole discretion of the Proxies upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The board of trustees recommends a Vote FOR Proposals 1, 2(a)-(d), 3 and 4. Please vote by filling in the appropriate boxes below.

1.   Election of Trustees:

     (01) Leo A. Guthart, (02) Irving B. Harris, (03) Jerome Kahn, Jr., (04) Steven N. Kaplan, (05) David C. Kleinman, (06) James H. Lorie, (07) Charles P. McQuaid, (08) Roger S. Meier, (09) Allan B. Muchin, (10) Robert E. Nason, (11) Katherine Schipper, (12) Ralph Wanger

     FOR ALL _____     WITHHOLD _____

To withhold authority to vote for any individual nominee, write that nominee(s) name on the line below.

_______________________________________________________________________________

2a. Elimination of restriction regarding ownership of securities of issuers in which affiliates of the Trust have invested (Acorn Fund only)

     FOR _______     AGAINST _______     ABSTAIN _______

2b.  Amendment of restriction regarding borrowing (Acorn Fund only)

     FOR _______     AGAINST _______     ABSTAIN _______

2c.  Amendment of restriction regarding pledging of assets (Acorn Fund only)

     FOR _______     AGAINST _______     ABSTAIN _______

2d.  Amendment of restriction regarding loans (Acorn Fund only)

     FOR _______     AGAINST _______     ABSTAIN _______

3. Amendment to restriction regarding borrowing: (Acorn International Fund only)

4. Ratification of selection of Ernst & Young LLP as the Funds' independent public accountants for the fiscal year ending December 31, 1999.

     FOR _______     AGAINST _______     ABSTAIN _______

5. In their sole discretion on any other matters properly coming before the meeting or any adjournment or adjournments thereof.


                                                                        ACORN

ACORN INVESTMENT TRUST

---------------------------------------------------------------
To vote by Internet:
1.   Read the Proxy Statement and have your Proxy Card handy.

2.   Go to www.proxyvote.com.

3.   Enter the 14-digit control number found on your Proxy Card.

4.   Follow the simple online instructions.
---------------------------------------------------------------
To vote by telephone:

1.   Read the Proxy Statement and have your Proxy Card handy.

2.   Call toll-free 1-888-221-0697.

3.   Enter the 14-digit control number found on your Proxy Card.

4.   Follow the simple recorded instructions.
----------------------------------------------------------------

***CONTROL NUMBER: 999 999 999 999 99***

Please fold and detach card at perforation before mailing

FUND NAME PRINTS HERE

             Special Meeting of Shareholders - September 28, 1999
          This Proxy is Solicited on Behalf of the Board of Trustees

The undersigned hereby appoints RALPH WANGER, CHARLES P. McQUAID, BRUCE H. LAUER AND STEVEN A. RADIS and each or any of them, as proxies, with full power of substitution, to vote all shares of the above referenced fund represented by this proxy which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on September 28, 1999, and at any adjournments thereof, with all powers the undersigned would possess if personally present at such meeting.

                                       Dated _______________, 1999

                                       IMPORTANT: Please date and sign exactly
                                       as your name appears hereon. When signing
                                       as executor, administrator, trustee,
                                       agent, attorney, guardian, or corporate
                                       officer, please set forth your full
                                       title. Joint owners must each sign.
                                       ----------------------------------------



                                       ----------------------------------------
                                        Signature(s), (if held jointly)  ACORN